OAK BROOK CAPITAL III, INC.

                                      AND

                                  CORPORATION

                               ARTICLES OF MERGER

  Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, ET SEQ., as amended) the undersigned corporations adopt the following Articles of MERGER:

  FIRST: ATTACHED HERETO AS EXHIBIT A is the Plan of Merger of OAK BROOK CAPITAL III, INC., a Colorado corporation ("Oak Brook" or the "Surviving Corporation"), and ALPHA FIBER MERGER CORPORATION ("Disappearing Corporation"), a Colorado corporation, a copy of which has been mailed to all respective shareholders.

  SECOND: The Plan of Share Exchange was duly adopted by the Boards of Directors of the respective corporations on September 19, 2000 and approved by the Board of Directors and majority of the shareholders of OAK BROOK on October 20, 2000, and by the shareholders of the Disappearing Corporation on ______________, 2000, in the manner prescribed by the laws of the State of Colorado. THE NUMBER OF SHARES VOTED FOR THE PLAN OF SHARE EXCHANGE WAS, WITH RESPECT TO EACH CORPORATION, SUFFICIENT FOR APPROVAL AS SET FORTH BELOW.

  (A) The number of shares of OAK BROOK outstanding at the time of such adoption was 1,678,000, and the number of Shares entitled to vote thereon was:

       1,678,000.

       The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

       NONE.

  (B) The number of shares voted for such Plan of Merger by ALPHA was ___________________, and the number of shares voted against such Plan of Merger was:

       NONE.

  The address of the registered office of the corporation shall continue to be 17 West Cheyenne Mountain Boulevard, Colorado Springs, Colorado 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

                          /s/ Mark T. Thatcher, Esq.
                              MARK T. THATCHER, ESQ.
                          __________________________
                               REGISTERED AGENT


  IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Share Exchange this 20 day of October, 2000.

                                OAK BROOK CAPITAL III, INC.,
                                a Colorado corporation
  Attest:


                                /s/ Mark T. Thatcher

  _____________________         By:______________________
                                MARK T. THATCHER,
                                President

                                ALPHA FIBER MERGER CORPORATION
                                a Colorado corporation


                                /s/ Deborah L. Kern

                                By:_________________________________
                                DEBORAH L. KERN,
                                President